Exhibit 99.1

July 27, 2016

Tetra Tech Reports Third Quarter 2016 Results

•      Revenue of $667 million, up 16% year over year

•      Record backlog of $2.3 billion, up 21% year over year

•      EPS $0.44; ongoing EPS $0.50, up 16% year over year

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fiscal 2016 third quarter ended June 26, 2016.

Revenue in the third quarter totaled $667 million. For ongoing operations(1), revenue totaled $662 million, and revenue, net of subcontractor costs(2) (net revenue), was $496 million, up 19% and 20%, respectively, compared to the same period in fiscal 2015.  Operating income for the third quarter was $39 million, and on an ongoing basis totaled $44 million, up 8% compared to the previous year.  Earnings per share (EPS) were $0.44, and on an ongoing basis totaled $0.50, up 16% year over year.  Backlog of $2.3 billion was up 21% year over year.

Quarterly Dividend and Share Repurchase Program

On July 25, 2016, Tetra Tech’s Board of Directors declared a quarterly dividend of $0.09 per share payable on August 31, 2016 to stockholders of record as of August 12, 2016.  Additionally, the Company has $25 million remaining under the previously approved $200 million share repurchase program.

Comments on Results

Tetra Tech’s Chairman and CEO Dan Batrack commented, “Tetra Tech generated strong results for the third quarter 2016, with ongoing revenue up 19%.  Our organic growth for the quarter was driven by U.S. federal government and state and local projects.  We also achieved significant growth in EPS, which totaled $0.50 for ongoing operations, up 16%.  The integration of Coffey continues to progress well, and, since the acquisition, Coffey’s margin has doubled from 4% to 8%.  In addition, during the third quarter, we won a number of key programs, including single-award contracts from USAID and DoD that increased our backlog to a record high of $2.3 billion.”

Nine-Month Results

Revenue for the nine-month period was $1.9 billion and net revenue was $1.4 billion.  Operating income for the nine-month period was $89 million and EPS was $0.89.  On an ongoing basis(1), operating income totaled $118 million and EPS was $1.29.

(1)  Refer to the Reconciliation of GAAP to Ongoing Operations table.

(2)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects ongoing diluted EPS for the fourth quarter of fiscal 2016 to be in the range of $0.55 to $0.60(3).  Net revenue for the fourth quarter is expected to range from $500 million to $550 million.  For the fiscal year 2016, ongoing diluted EPS is expected to range from $1.85 to $1.90(3), and net revenue is expected to range from $1.9 billion to $2.0 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the third quarter results through a link posted on the Company’s website at tetratech.com on July 28, 2016 at 8:00 a.m. (PT).

(3)  EPS excludes FY 2016 acquisition and integration expenses (including debt prepayment) of $20 million pre-tax ($18 million after-tax) and RCM results.

2

Reconciliation of GAAP to Ongoing Operations

In thousands (except EPS data)

	Three Months Ended			Nine Months Ended
	June 26, 2016	June 28, 2015	% Y/Y	June 26, 2016	June 28, 2015	% Y/Y

Revenue	$666,869	$575,108	16%	$1,854,961	$1,720,927	8%
RCM	(5,202)	(16,466)		(36,781)	(69,046)
Ongoing revenue	$661,667	$558,642	18%	$1,818,180	$1,651,881	10%
Foreign exchange (FX)	4,837	—		41,166	—
Ongoing revenue, net of FX	$666,504	$558,642	19%	$1,859,346	$1,651,881	13%

Net revenue	$498,634	$421,899	18%	$1,398,355	$1,291,733	8%
RCM	(2,372)	(5,754)		(12,537)	(18,446)
Ongoing net revenue	$496,262	$416,145	19%	$1,385,818	$1,273,287	9%
FX	4,707	—		38,061	—
Ongoing net revenue, net of FX	$500,969	$416,145	20%	$1,423,879	$1,273,287	12%

Operating income	$39,085	$40,721	(4)%	$88,667	$107,732	(18)%
Earn-out expense (gain)	—	—		2,823	(3,113)
RCM	4,023	190		9,691	3,605
Acq. & integration	1,005	—		16,916	—
Ongoing operating income	$44,113	$40,911	8%	118,097	$108,224	9%
FX	58	—		1,584	—
Ongoing operating income, net of FX	$44,171	$40,911	8%	$119,681	$108,224	11%

EPS	$0.44	$0.43	2%	$0.89	$1.14	(22)%
Earn-out expense (gain)	—	—		0.03	(0.03)
RCM	0.05	—		0.10	0.03
Acq. & integration	0.01	—		0.27	—
Coffey debt prepayment	—	—		0.03	—
Retroactive R&E tax	—	—		(0.03)	(0.02)
Ongoing EPS	$0.50	$0.43	16%	$1.29	$1.12	15%
FX	—	—		0.02	—
Ongoing EPS, net of FX	$0.50	$0.43	16%	$1.31	$1.12	17%

3

About Tetra Tech

Tetra Tech is a leading provider of consulting and engineering services.  For 50 years, the Company has supported commercial and government clients focused on water, environment, infrastructure, resource management, energy, and international development.  With 16,000 staff worldwide, Tetra Tech provides clear solutions to complex problems.  For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:

Jim Wu, Investor Relations

Charlie MacPherson, Media & Public Relations

(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.  Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: worldwide political and economic uncertainties; fluctuations in annual revenue, expenses, and operating results; the cyclicality in demand for our overall services; the cyclicality in demand for mining services; the cyclicality in demand for oil and gas services; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; credit risks associated with certain commercial clients; risks associated with international operations; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental, or infrastructure industry laws, regulations, or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change.  Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

4

Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	June 26, 2016	September 27, 2015

Assets
Current Assets:
Cash and cash equivalents	$153,918	$135,326
Accounts receivable - net	700,846	636,030
Prepaid expenses and other current assets	51,957	42,125
Income taxes receivable	25,875	10,294
Total current assets	932,596	823,775

Property and equipment - net	71,588	64,906
Investments in and advances to unconsolidated joint ventures	1,869	1,886
Goodwill	727,773	601,379
Intangible assets - net	51,991	40,332
Other long-term assets	28,512	26,964
Total Assets	$1,814,329	$1,559,242

Liabilities and Equity
Current Liabilities:
Accounts payable	$155,083	$150,284
Accrued compensation	117,867	103,866
Billings in excess of costs on uncompleted contracts	93,401	93,989
Deferred income taxes	24,797	20,787
Current portion of long-term debt	15,498	11,904
Estimated contingent earn-out liabilities	5,590	609
Other current liabilities	101,340	69,003
Total current liabilities	513,576	450,442

Deferred income taxes	35,876	34,759
Long-term debt	349,210	180,972
Long-term estimated contingent earn-out liabilities	6,176	3,560
Other long-term liabilities	45,620	32,711

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at June 26, 2016, and September 27, 2015	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 57,546 and 59,381 shares at June 26, 2016, and September 27, 2015, respectively	575	594
Additional paid-in capital	276,242	326,593
Accumulated other comprehensive loss	(124,038)	(143,171)
Retained earnings	710,409	672,309
Tetra Tech stockholders’ equity	863,188	856,325
Noncontrolling interests	683	473
Total equity	863,871	856,798
Total Liabilities and equity	$1,814,329	$1,559,242

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 26,	June 28,	June 26,	June 28,
	2016	2015	2016	2015

Revenue	$666,869	$575,108	$1,854,961	$1,720,927
Subcontractor costs	(168,235)	(153,209)	(456,606)	(429,194)
Other costs of revenue	(413,551)	(340,181)	(1,165,323)	(1,061,419)
Gross profit	85,083	81,718	233,032	230,314
Selling, general and administrative expenses	(44,993)	(40,997)	(124,626)	(125,695)
Acquisition and integration expenses	(1,005)	—	(16,916)	—
Contingent consideration - fair value adjustments	—	—	(2,823)	3,113
Operating income	39,085	40,721	88,667	107,732
Interest expense, net	(2,590)	(2,026)	(8,501)	(5,621)
Income before income tax expense	36,495	38,695	80,166	102,111
Income tax expense	(10,805)	(12,443)	(27,497)	(31,202)
Net income including noncontrolling interests	25,690	26,252	52,669	70,909
Net (income) loss attributable to noncontrolling interests	4	(46)	9	(111)
Net income attributable to Tetra Tech	$25,694	$26,206	$52,678	$70,798

Earnings per share attributable to Tetra Tech:
Basic	$0.44	$0.44	$0.90	$1.16
Diluted	$0.44	$0.43	$0.89	$1.14

Weighted-average common shares outstanding:
Basic	57,796	60,207	58,483	61,293
Diluted	58,616	60,792	59,228	61,887

Cash dividends paid per share	$0.09	$0.08	$0.25	$0.22

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudted - in thousands)

	Nine Months Ended
	June 26,	June 28,
	2016	2015

Cash flows from operating activities:
Net income including noncontrolling interests	$52,669	$70,909

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	33,835	34,300
Equity in income of unconsolidated joint ventures	(1,557)	(3,097)
Distributions of earnings from unconsolidated joint ventures	2,305	3,045
Stock-based compensation	9,299	8,093
Excess tax benefits from stock-based compensation	(576)	(170)
Deferred income taxes	7,313	(9,826)
Provision for doubtful accounts	9,488	(1,866)
Fair value adjustments to contingent consideration	2,823	(3,113)
Gain on disposal of property and equipment	(777)	(5,295)
Lease termination costs and related asset impairment	2,946	—

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	19,107	78,110
Prepaid expenses and other assets	(4,791)	6,023
Accounts payable	(2,566)	(36,733)
Accrued compensation	(2,035)	1,448
Billings in excess of costs on uncompleted contracts	(8,370)	(11,363)
Other liabilities	(14,976)	(21,497)
Income taxes receivable/payable	(14,335)	25,130
Net cash provided by operating activities	89,802	134,098

Cash flows from investing activities:
Capital expenditures	(10,107)	(20,262)
Payments for business acquisitions, net of cash acquired	(81,256)	(11,750)
Changes in restricted cash	(3,384)	—
Proceeds from sale of property and equipment	3,291	10,039
Investments in unconsolidated joint ventures	(768)	—
Net cash used in investing activities	(92,224)	(21,973)

Cash flows from financing activities:
Payments on long-term debt	(102,213)	(32,631)
Proceeds from borrowings	200,000	64,794
Payments of earn-out liabilities	(1,001)	(3,199)
Debt pre-payment costs	(1,935)	(1,457)
Excess tax benefits from stock-based compensation	576	170
Repurchases of common stock	(75,000)	(75,500)
Dividends paid	(14,578)	(13,440)
Net proceeds from issuance of common stock	12,679	5,621
Net cash provided by (used in) financing activities	18,528	(55,642)

Effect of foreign exchange rate changes on cash	2,486	(3,679)
Net increase in cash and cash equivalents	18,592	52,804
Cash and cash equivalents at beginning of period	135,326	122,379

Cash and cash equivalents at end of period	$153,918	$175,183

Supplemental information:
Cash paid during the period for:
Interest	$9,089	$5,084
Income taxes, net of refunds received of $3.0 million and $4.4 million	$29,405	$15,679